Exhibit J

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our reports dated December 15, 2009 in the Registration Statement (Form N-1A) of The Hartford Mutual Funds II, Inc. for the year ended October 31, 2009 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 110 under the Securities Act of 1933 (Registration No. 002-11387).

/s/Ernst & Young LLP

Minneapolis, Minnesota

May 24, 2010